            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------- ---------------------------------------

FOR THIS TYPE OF        GIVE THE
ACCOUNT:                SOCIAL SECURITY
                        NUMBER OF:
-----------------------------------------------
1. An individual's      The individual
   account
2. Two or more          The actual owner of the
   individuals          account or, if combined
   (joint account)      funds, the first
                        individual on the
                        account (1)
3. Custodian account    The minor(2)
   of a minor (Uniform
   Gift to Minors Act)
4.a. The usual          The grantor-trustee(1)
     revocable savings
     trust (grantor is
     also trustee)
b. So-called trust      The actual owner(1)
   account that is not
   a legal or valid
   trust under state
   law
5. Sole proprietorship  The owner(3)

                                                                                                    GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                                                                           IDENTIFICATION
                                                                                                    NUMBER OF:
                                        ----------------------------------------------------------------
 6. Sole proprietorship                                                                             The owner (3)
 7. A valid trust, estate, or pension trust                                                         The legal entity (Do
                                                                                                    not furnish the
                                                                                                    identifying number of
                                                                                                    the personal
                                                                                                    representative or
                                                                                                    trustee unless the
                                                                                                    legal entity itself is
                                                                                                    not designated in the
                                                                                                    account title.)(4)
 8. Corporate account                                                                               The corporation
 9. Association, club, religious, charitable, educational or other tax-exempt organization account  The organization
10. Partnership account                                                                             The partnership
11. A broker or registered nominee                                                                  The broker or nominee
12. Account with the Department of Agriculture in the name of a public entity (such as a state or   The public entity
    local government, school district, or prison) that receives agricultural program payments
                                        ----------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

---------------------------------------
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9

                                    Page 2
OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for an Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation (other than certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.
 (1) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
 (2) The United States or any of its agencies or instrumentalities.
 (3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 (4) A foreign government or any of its political subdivisions, agencies or instrumentalities.
 (5) An international organization or any of its agencies or instrumentalities.
 (6) A corporation.
 (7) A foreign central bank of issue.
 (8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
 (9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
(15) A trust exempt from tax under section 664 or described in section 4947. Payments of dividends and patronage dividends that generally are exempt from backup withholding include the following:
  . Payments to nonresident aliens subject to withholding under section 1441. . Payments to partnerships not engaged in a trade or business in the U.S.
    and which have at least one nonresident alien partner.
  . Payments of patronage dividends not paid in money.
  . Payments made by certain foreign organizations.
  . Section 404(k) payments made by an ESOP.
Payments of interest that generally are exempt from backup withholding include the following:
  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
  . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
  . Payments described in section 6049(b)(5) to nonresident aliens.
  . Payments on tax-free covenant bonds under section 1451.
  . Payments made by certain foreign organizations.
  . Payments of mortgage interest.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH THE PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
Payments, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations promulgated thereunder. PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of recipients' tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE